                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Vari-Lite International, Inc. on Form S-8 of our report dated November 20, 1998 (December 21, 1998, as to Note P) appearing in the Annual Report on Form 10-K of Vari-Lite International, Inc. for the year ended September 30, 1998 which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP




Dallas, Texas
February 4, 1999